Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act 1933, as amended, of our report dated March 19, 2019 (November 8, 2019 as to the convenience translation described in Note 2) relating to the financial statements of GSX Techedu Inc., its subsidiaries, its consolidated variable interest entity (“VIE”) and VIE’s subsidiaries as of and for the two years in the period ended December 31, 2018 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the translation of Renminbi amounts into United States dollar amounts) appearing in the Registration Statement on Form F-1 (File No. 333-234755) (the “Earlier Effective Registration Statement”).

We also consent to the reference to us under the heading “Experts” in the Earlier Effective Registration Statement.

/s/  Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

November 21, 2019